CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

      As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 1, 1996, included in Altron Incorporated's Form 10-K for the year ended December 30, 1995 and to all references to our Firm included in this Registration Statement.


                                        /s/ Arthur Andersen LLP
                                       Arthur Andersen LLP


Boston, Massachusetts
August 13, 1996